UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 11, 2016

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The company held its 2016 annual meeting of shareholders on May 11, 2016, in Omaha, Nebraska. All matters to be voted on were approved.

The numbers of shares cast for or withheld are as follows:

1.	Proposal to elect three directors, each to serve three-year terms that expire at the 2019 annual meeting.

Nominee	Number of Votes Cast For	Number of Votes Withheld
James Crowley	23,365,954	3,252,769
Gene Edwards	22,213,726	4,404,997
Gordon Glade	24,506,665	2,112,058

No other matters were voted on at the annual meeting.

Item 8.01.   Other Events.

On May 11, 2016,  Green Plains Inc. announced that its board of directors approved a quarterly cash dividend of $0.12 per share on the company’s common stock. The dividend will be payable on June 17, 2016, to shareholders of record at  the close of business on May 27, 2016.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed as part of this report.

Exhibit
Number	Description of Exhibit
99.1	Press release dated May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2016	Green Plains Inc. By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)